Exhibit 7.2

RATIOS OF EARNINGS UNDER IFRS TO COMBINED FIXED CHARGES, PREFERENCE SHARE DIVIDENDS AND SIMILAR APPROPRIATIONS

The calculations can be found in the Barclays Bank PLC financial data on page 264 of the Form 20-F.